UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01    Entry into a Material Agreement.

On September 10, 2021, Portland General Electric Company (PGE or the Company) entered into a $650 million unsecured Second Amended and Restated Credit Agreement (the Credit Facility) with the lenders named therein, Wells Fargo Bank, National Association, as administrative agent for the lenders, and Wells Fargo Securities, LLC, as sustainability agent.

The Credit Facility, which amends and restates its predecessor agreement, extends the scheduled termination date to September 2026 and increases the aggregate principal amount that PGE may borrow under the facility from $500 million to $650 million. The Credit Facility also retains the accordion feature, under which PGE may increase its maximum borrowing limit by $100 million, subject to the satisfaction of certain conditions described in the agreement.

PGE may use the Credit Facility for general corporate purposes, including to provide liquidity, support commercial paper, refinance existing indebtedness, and support collateral requirements under PGE's energy purchase and sale agreements. The Credit Facility also provides for the issuance of letters of credit subject to an aggregate sublimit of $150 million and swingline loans subject to an aggregate sublimit of $40 million.

The Company may borrow for one, three, or six months at a fixed interest rate established at the time of the borrowing, or at a variable interest rate. The Credit Facility contains provisions for interest rate margin and fees pricing adjustments in the event of a change in PGE's long-term debt securities credit ratings.

In addition, the Credit Facility offers the potential for adjustments to interest rate margins and fees based on PGE’s achievement of certain annual sustainability-linked metrics related to its non-emitting generation capacity and the percentage of management comprised of women and employees who identify as black, indigenous, and people of color. The Credit Facility also includes provisions addressing the anticipated transition from the London Inter-Bank Offered Rate to an alternative benchmark rate.

The Credit Facility contains customary covenants, including, without limitation, a covenant that prohibits the Company from permitting the aggregate outstanding principal amount of all consolidated indebtedness to exceed 65% of its total capitalization as of the end of any fiscal quarter. Further, upon the occurrence of certain events of default, the Company’s obligations under the Credit Facility may be accelerated. Such events of default include payment defaults, cross defaults to other credit facilities, certain covenant defaults, and other customary defaults.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet     Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
10.1
Second Amended and Restated Credit Agreement, dated as of September 10, 2021, among Portland General Electric Company, the Lenders, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

104	Cover page information from Portland General Electric Company’s Current Report on Form 8-K filed September 13, 2021, formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	September 13, 2021	By:	/s/ James A. Ajello
James A. Ajello
Senior Vice President of Finance, Chief Financial Officer, and Treasurer
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